Exhibit 21.1
List of Subsidiaries of Fortune Industries, Inc.

Subsidiary/Doing Business As	State of Incorporation/Organization
Audio — Video Revolution, Inc.	Indiana Corporation (a subsidiary of Telecom Technology Corp.)
Century II ASO, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Services, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Staffing, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Staffing TN, Inc.	Tennessee Corporation (a subsidiary of Century II Staffing, Inc.)
Century II Staffing USA, Inc.	Tennessee Corporation (a subsidiary of Century II Staffing, Inc.)
CDG Acquisition Company	Indiana Corporation
Commercial Solutions, Inc.	Indiana Corporation
Cornerstone Wireless Construction Services, Inc.	Indiana Corporation
Cornerstone Wireless Services, Incorporated	Indiana Corporation
CSM, Inc.	Tennessee Corporation
Fortune Electric, Inc.	Indiana Corporation (a subsidiary of Telecom Technology Corp.)
Fortune Staffing, Inc.	Indiana Corporation
Fortune Strategic Products, Inc.	Indiana Corporation
Fortune Wireless, Inc.	Indiana Corporation
James H. Drew Corporation	Indiana Corporation
James Westbrook & Associates, LLC	Georgia Limited Liability Company
Kingston Sales Corporation	Indiana Corporation
Magtech Services, Inc.	Indiana Corporation
Murphy Development, Ltd.	Ohio Limited Liability Company
Nor-Cote International, Inc.	Indiana Corporation
Nor-Cote International Limited	United Kingdom (a subsidiary of Nor-Cote International, Inc.)
Nor-Cote International (Mexico), Inc.	Indiana Corporation (a subsidiary of Nor-Cote International, Inc.)
Nor-Cote International Pte Ltd	Singapore (a subsidiary of Nor-Cote International, Inc.)
Nor-Cote (Malaysia) Sdn. Bhd.	Malaysia (a subsidiary of Nor-Cote International, Inc.)
PDH, Inc.	Indiana Corporation
Professional Staff Management, Inc.	Indiana Corporation
Professional Staff Management, Inc. II	Indiana Corporation
Professional Staff Management Financial Services, LLC	Indiana Corporation
Professional Staff Management Welfare Benefit Trust, LLC	Indiana Corporation
Pro Staff, Inc.	Indiana Corporation
StarQuest Wireless, Inc.	Indiana Corporation (a subsidiary of Telecom Technology Corporation)
Telecom Technology Corp.	Indiana Corporation
Tennessee Guardrail, Inc.	Tennessee (a subsidiary of James H. Drew Corporation)
Women of Wrestling	Indiana Corporation
WOW Women of Wrestling Music I, Inc.	Indiana Corporation (a subsidiary of Women of Wrestling)